FORM OF DEBT EXTENSION AND CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (this “Agreement”) is dated as of ___, 2021 by and between [ ] (the “Lender”), and Zivo Bioscience, Inc., a Nevada corporation (the “Company”).

BACKGROUND

A.Pusuant to [ ] (the “Note”), the Company is indebted to the Lender in the amount of $[ ], plus accrued interest as of the date hereof at the annual interest rate of 11%. The Company’s debt to the Lender is secured by a Security Agreement and other security documents as set forth in the Loan Agreements.

B.The Company believes that various features of its borrowing arrangement make the raising of capital from other sources more difficult, and that the conversion of a significant portion of the Notes will be required for the Company to raise needed capital from sources other than the Lender.

NOW, THEREFORE, the parties agree as follows:

1.Interest Rate of the Convertible Notes. The Lender hereby acknowledges that the interest rate of the Note remains eleven percent (11%) per annum, and that Lender will not demand payment of the Notes prior to July 1, 2021.

2.Conversion of the Convertible Note. The Lender hereby agrees that its Note and related accrued interest shall be converted into shares of common stock of the Company at the conversion rate of $0.10 per share (on the terms and otherwise in accordance with the terms set forth in the Loan Documents (as defined in the Loan Agreement)) automatically and without any further action on the part of Lender upon, and concurrently with, the closing by the Company of the sale of at least $10 million in common shares to one or more third party investors (the “Capital Raise”).

3.Modification of Agreements. Upon the conversion of the Note as provided above, Lender and the Company agree to take all necessary and appropriate action to appropriately amend or terminate the various agreements pursuant to which the Note was issued, including, if and only if the Note is converted in the Capital Raise, all actions necessary to release any and all security interests held by Lender relating to the Company’s tangible or intangible assets.

4.Miscellaneous Provisions.

(a)Survival. The agreements, undertakings, representations, warranties, and obligations contained in this Agreement shall survive the consummation of all transactions contemplated by this Agreement, and this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

(b)Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement.

(c)Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

(d)Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of each party and its or his respective successors and assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

(e)Governing Law: Jurisdiction and Venue. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

(f)Submission to Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the courts of Oakland County, Michigan, so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Michigan. Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

(g)WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE REDEEMED UNIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(h)Counterparts. This Agreement may be executed in any number of counterparts, and all of which taken together will constitute one instrument. The parties acknowledge that copies of this Agreement, including signatures to the Agreement, which are reproduced or transmitted via facsimile, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

(i)Amendments. This Agreement may be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement or the agreement delivered pursuant hereto, as the case may be, and which is signed by the party against whom enforcement of any such amendment, supplement or modification is sought.

(j)Entire Agreement. This Agreement, together with the other agreements contemplated hereby, constitutes the full and entire understanding and agreement among the parties with respect to the transactions contemplated in this Agreement, and supersede all prior representations, warranties, discussions, understandings or agreements relating thereto, all of which are hereby declared to be null and void and of no further force or effect.

EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT HE OR IT HAS HAD ADEQUATE OPPORTUNITY AND TIME TO READ AND REVIEW THIS AGREEMENT AND THE INSTRUMENTS AND AGREEMENTS REFERENCED HEREIN, TO CONSIDER THEIR EFFECT, AND TO HAVE THEM REVIEWED BY LEGAL COUNSEL. EACH PARTY IS, THEREFORE, KNOWINGLY AND VOLUNTARILY ENTERING INTO THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

LENDER:

[ ]

BORROWER:

Name:	Keith Marchiando
Title:	Chief Financial Officer
Zivo Bioscience, Inc.